Exhibit 99.1

News Release For Immediate Release	Investor Contact: Ann T. Scott (303) 460-3537, ascott@ball.com Media Contact: Bradford Walton (415) 254-7168, bradford.walton@ball.com

Ball Corporation Announces Cash Tender Offers for Certain Outstanding Debt Securities

WESTMINSTER, Colo., February 14, 2024—Ball Corporation (“Ball”) (NYSE: BALL) announced today its offers to purchase for cash (i) any and all of the $1,000,000,000 aggregate principal amount of its outstanding 5.25% Senior Notes due 2025 (the “2025 Notes”) and (ii) any and all of the $750,000,000 aggregate principal amount of its outstanding 4.875% Senior Notes due 2026 (the “2026 Notes” and, together with the 2025 Notes, the “Notes”). Such offers to purchase are referred to collectively herein as the “Tender Offers” and each, a “Tender Offer.”

The following table summarizes the material pricing terms of the Tender Offers:

Title of Security	CUSIP Number	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page(1)	Fixed Spread (basis points)	Early Tender Premium (per $1,000)(2)	Hypothetical Total Consideration(3)
5.25% Senior Notes due 2025	058498AT3	$1,000,000,000	4.625% UST due June 30, 2025	FIT4	50 bps	$30	$1,000.00
4.875% Senior Notes due 2026	058498AV8	$750,000,000	4.625% UST due March 15, 2026	FIT5	70 bps	$30	$992.09

(1)	The applicable page on Bloomberg from which the Dealer Managers named below will quote the bid side prices of the U.S. Treasury Reference Security. In the above table, “UST” denotes a U.S. Treasury Security.

(2)	The Total Consideration (as defined below) for Notes validly tendered prior to or at the Early Tender Time (as defined below) and accepted for purchase is calculated using the applicable fixed spread and is inclusive of the applicable Early Tender Premium (as defined below).

(3)	Hypothetical Total Consideration per $1,000 principal amount of Notes validly tendered at or prior to the Early Tender Time and accepted for purchase, based on the hypothetical applicable yield determined as of 10:00 a.m. New York City time on February 14, 2024; excludes Accrued Interest (as defined below); and assumes an early settlement date of February 29, 2024. The applicable yield used to determine actual consideration is expected to be calculated on February 28, 2024. See Schedule A of the Offer to Purchase (as defined below) for the calculation formula for determining the Total Consideration (as defined below). Notwithstanding the foregoing, with respect to the 2025 Notes, the Total Consideration (as defined below) shall in no case be less than 100% of the principal amount of the 2025 Notes validly tendered and accepted for purchase.

The Tender Offers are being made upon the terms and subject to conditions described in the Offer to Purchase, dated February 14, 2024 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), which sets forth a detailed description of the Tender Offers.

Each Tender Offer will expire at 5:00 p.m., New York City Time, on March 14, 2024, unless such Tender Offer is extended or earlier terminated (the “Expiration Time”). Holders of Notes must validly tender and not validly withdraw their Notes prior to or at 5:00 p.m., New York City time, on February 28, 2024 (such time and date, as it may be extended with respect to a Tender Offer, the “Early Tender Time”), and such holders’ Notes must be accepted for purchase, to be eligible to receive the applicable Total Consideration (as defined below). If a holder validly tenders Notes after the applicable Early Tender Time but prior to or at the applicable Expiration Time, and such holder’s Notes are accepted for purchase, such holder will only be eligible to receive the applicable Tender Offer Consideration (as defined below). Tendered Notes may be withdrawn prior to or at, but not after, 5:00 p.m., New York City Time, on February 28, 2024 (such time and date, as it may be extended with respect to a Tender Offer, the “Withdrawal Deadline”).

The total consideration for each $1,000 principal amount of the Notes validly tendered (and not validly withdrawn) prior to the Early Tender Time and accepted for purchase pursuant to each Tender Offer will be calculated in the manner described in the Offer to Purchase by reference to the applicable fixed spread for such Notes specified in the table above plus the applicable yield based on the bid-side price of the applicable U.S. Treasury Reference Security specified in the table above at 10:00 a.m., New York City time, on February 28, 2024 (excluding Accrued Interest (as defined below) with respect to each series of Notes, the “Total Consideration”); provided that, with respect to the 2025 Notes, the Total Consideration as described herein shall in no case be less than 100% of the principal amount of the 2025 Notes validly tendered and accepted for purchase. The Total Consideration includes an applicable early tender premium per $1,000 principal amount of Notes accepted for purchase as set forth in the table above (with respect to each series of Notes, the “Early Tender Premium”). Notes validly tendered after the Early Tender Time but prior to the Expiration Time and accepted for purchase will receive the Total Consideration minus the Early Tender Premium (with respect to each series of Notes, the “Tender Offer Consideration”).

In addition to the Total Consideration or the Tender Offer Consideration, as applicable, all holders of Notes accepted for purchase will also receive accrued and unpaid interest on Notes validly tendered and accepted for purchase from the applicable last interest payment date up to, but excluding, the applicable settlement date (“Accrued Interest”).

The Total Consideration, Accrued Interest and the costs and expenses of the Tender Offers are expected to be paid with funds provided by the net cash proceeds from the closing of the previously announced sale of Ball’s aerospace business (the “Disposition”).

Each Tender Offer will expire at the applicable Expiration Time. Except as set forth below, payment for the Notes that are validly tendered prior to or at the Expiration Time and that are accepted for purchase will be made on a date promptly following the Expiration Time, which is currently anticipated to be March 15, 2024, the business day after the Expiration Time. Ball reserves the right, in its sole discretion, to make payment for Notes that are validly tendered prior to or at the Early Tender Time and that are accepted for purchase on an earlier settlement date, which, if applicable, is currently anticipated to be February 29, 2024, provided that the conditions to the satisfaction of the applicable Tender Offer are satisfied. Ball is not obligated to conduct any early settlement or have any early settlement occur on any particular date.

Each Tender Offer is contingent upon the satisfaction of certain conditions, including the completion of the Disposition on terms satisfactory to Ball. If any of the conditions are not satisfied, Ball is not obligated to accept for payment, or pay for, and may delay the acceptance for payment of, any tendered Notes and may even terminate one or both Tender Offers. Ball reserves the right to amend, extend, terminate or waive any condition with respect to one Tender Offer without taking a similar action with respect to the other Tender Offer. Full details of the terms and conditions of the Tender Offers are included in the Offer to Purchase.

Information Relating to the Tender Offers

The Offer to Purchase is being distributed to holders beginning today. Requests for documents relating to the Tender Offers should be directed to D.F. King & Co., Inc., the tender agent and information agent, by telephone at +1 (866) 796-1271 (toll-free) or by email at ball@dfking.com. BNP Paribas Securities Corp. and Morgan Stanley & Co. LLC are serving as dealer managers in connection with the Tender Offers. Investors with questions regarding the terms and conditions of the Tender Offers may contact the dealer managers as follows:

BNP Paribas Securities Corp.
787 Seventh Avenue
New York, New York 10019
Attention: Liability Management Group
Email: dl.us.liability.management@us.bnpparibas.com
Call Collect: +1 (212) 841-3059
Call Toll Free: +1 (888) 210-4358	Morgan Stanley & Co. LLC
1585 Broadway, 6th Floor
New York, New York 10036
Attention: Liability Management Group
Email: debt_advisory@morganstanley.com
Call Collect: +1 (212) 761-1057
Call Toll Free: +1 (800) 624-1808

This press release is for informational purposes only and does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. Each Tender Offer is being made solely pursuant to the Offer to Purchase made available to holders of the Notes. None of Ball or its affiliates, their respective boards of directors, the dealer managers, the tender agent and information agent or the trustee with respect to any series of Notes is making any recommendation as to whether or not holders should tender or refrain from tendering all or any portion of their Notes in response to each Tender Offer. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisors and make their own decisions whether to tender Notes in each Tender Offer, and, if so, the principal amount of Notes to tender.

About Ball Corporation

Ball Corporation supplies innovative, sustainable aluminum packaging solutions for beverage, personal care and household products customers, as well as aerospace and other technologies and services primarily for the U.S. government. Ball Corporation and its subsidiaries employ 21,000 people worldwide and reported 2023 net sales of $14.03 billion.

Cautionary Statement Regarding Forward-Looking Statements

This release contains “forward-looking” statements concerning future events and financial performance. Words such as “expects,” “anticipates,” “estimates,” “believes,” and similar expressions typically identify forward looking statements, which are generally any statements other than statements of historical fact. Such statements are based on current expectations or views of the future and are subject to risks and uncertainties, which could cause actual results or events to differ materially from those expressed or implied. You should therefore not place undue reliance upon any forward-looking statements, and they should be read in conjunction with, and qualified in their entirety by, the cautionary statements referenced below. Ball undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key factors, risks and uncertainties that could cause actual outcomes and results to be different are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 in Ball’s Form 10-K, which are available on Ball’s website and at www.sec.gov. Additional factors that might affect: a) Ball’s packaging segments include product capacity, supply, and demand constraints and fluctuations and changes in consumption patterns; availability/cost of raw materials, equipment, and logistics; competitive packaging, pricing and substitution; changes in climate and weather and related events such as drought, wildfires, storms, hurricanes, tornadoes and floods; footprint adjustments and other manufacturing changes, including the startup of new facilities and lines; failure to achieve synergies, productivity improvements or cost reductions; unfavorable mandatory deposit or packaging laws; customer and supplier consolidation; power and supply chain interruptions; changes in major customer or supplier contracts or loss of a major customer or supplier; inability to pass through increased costs; war, political instability and sanctions, including relating to the situation in Russia and Ukraine and its impact on Ball’s supply chain and its ability to operate in Europe, the Middle East and Africa regions generally; changes in foreign exchange or tax rates; and tariffs, trade actions, or other governmental actions, including business restrictions and orders affecting goods produced by Ball or in its supply chain, including imported raw materials; b) Ball’s aerospace segment include funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts; failure to obtain, or delays in obtaining, required regulatory approvals or clearances for the Disposition; any failure by the parties to satisfy any of the other conditions to the Disposition; the possibility that the Disposition is ultimately not consummated; potential adverse effects of the announcement or results of the Disposition on the ability to develop and maintain relationships with personnel and customers, suppliers and others with whom it does business or otherwise on the business, financial condition, results of operations and financial performance; risks related to diversion of management’s attention from ongoing business operations due to the Disposition; the impact of the Disposition on the ability to retain and hire key personnel; and c) Ball as a whole include those listed above plus: the extent to which sustainability-related opportunities arise and can be capitalized upon; changes in senior management, succession, and the ability to attract and retain skilled labor; regulatory actions or issues including those related to tax, environmental, social and governance reporting, competition, environmental, health and workplace safety, including U.S. Federal Drug Administration and other actions or public concerns affecting products filled in Ball’s containers, or chemicals or substances used in raw materials or in the manufacturing process; technological developments and innovations; the ability to manage cyber threats; litigation; strikes; disease; pandemic; labor cost changes; inflation; rates of return on assets of Ball’s defined benefit retirement plans; pension changes; uncertainties surrounding geopolitical events and governmental policies, including policies, orders, and actions related to COVID-19; reduced cash flow; interest rates affecting Ball’s debt; successful or unsuccessful joint ventures, acquisitions and divestitures, and their effects on Ball’s operating results and business generally; and potential adverse effects of the announcement or results of the Disposition on the market price of Ball Corporation’s common stock.

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